EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2022

•Reports strong core products segment performance offset by impact of continuing post-COVID transition and re-baselining of CDMO services segment
•Resumes financial guidance; provides update to full year 2022 outlook

GAITHERSBURG, Md., August 1, 2022—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the second quarter ended June 30, 2022.

“Central to Emergent's mission - to protect and enhance life - is our ability to provide quality products and services for the benefit of our patients and customers,” said Robert G. Kramer, president and CEO of Emergent BioSolutions. “We continue to focus on combating critical public health threats with our core medical countermeasure and commercial businesses, executing on our growth strategy with M&A opportunities, and further strengthening our public-private partnerships, development pipeline, and manufacturing network to reinforce the durability of our diversified business."
FINANCIAL HIGHLIGHTS (1)

($ in millions, except per share amounts)	Q2 2022	Q2 2021	% Change
Total Revenues	$242.7	$397.5	(39)%
Net Income (Loss)	$(56.4)	$4.6	*
Net Income (Loss) per Diluted Share	$(1.13)	$0.09	*
Adjusted Net Income (Loss) (2)	$(42.8)	$18.0	*
Adjusted Net Income (Loss) (2) per Diluted Share	$(0.86)	$0.33	*
Adjusted EBITDA (2)	$(28.8)	$49.5	*
Gross Margin % (2)	28%	39%
Adjusted Gross Margin % (2)	28%	39%
* % change is greater than +/- 100%

($ in millions, except per share amounts)	YTD 2022	YTD 2021	% Change
Total Revenues	$550.2	$740.5	(26)%
Net Income (Loss)	$(60.1)	$74.3	*
Net Income (Loss) per Diluted Share	$(1.19)	$1.37	*
Adjusted Net Income (Loss) (2)	$(33.7)	$101.6	*
Adjusted Net Income (Loss) (2) per Diluted Share	$(0.67)	$1.87	*
Adjusted EBITDA (2)	$7.2	$173.0	(96)%
Gross Margin % (2)	39%	53%
Adjusted Gross Margin % (2)	39%	53%
* % change is greater than +/- 100%

SELECT Q2 2022 AND OTHER RECENT BUSINESS UPDATES

•Executed an agreement to acquire from Chimerix its worldwide rights to TEMBEXA(R) (brincidofovir), the first FDA-approved smallpox oral antiviral for all ages; continue to anticipate transaction closing in Q3 2022.
•Announced that the U.S. Food and Drug Administration (FDA) has accepted for review the Biologics License Application (BLA) for AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted), the company's new anthrax vaccine candidate; the goal date for a decision by the FDA is in April 2023.
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•Announced a collaboration with Ridgeback Biotherapeutics (“Ridgeback Bio”) to expand the availability of Ebanga™ (Ansuvimab-zykl), a monoclonal antibody therapeutic approved by the FDA in December 2020 for the treatment of Ebola.
•Initiated a phase 3 safety and immunogenicity study to evaluate CHIKV VLP, the Company's single-dose chikungunya vaccine candidate, in adults 65 and older, in addition to the current phase 3 study in individuals aged 12 to 64, for which enrollment into the study is ongoing.
•Continued to repurchase the Company's common stock under an existing authorization by the Board of Directors to management to repurchase up to $250.0 million through November 11, 2022; during the quarter ended June 30, 2022, the Company purchased an additional 0.7 million shares for $23.3 million, resulting in an aggregate of approximately 4.4 million shares for $187.9 million since initiating repurchases in Q4 2021.
•Expanded the Company's leadership with the appointment of Sujata Dayal to the board of directors; Ms. Dayal was appointed a member of both the Nominating and Governance Committee as well as the Special Committee on Manufacturing and Quality Oversight.
Q2 2022 FINANCIAL PERFORMANCE (1)
Revenues

($ in millions)	Q2 2022	Q2 2021	% Change
Product sales, net (3):
•Anthrax vaccines	$95.6	$51.5	86%
•Nasal naloxone products	101.6	106.2	(4)%
•Other (4)	40.0	23.5	70%
Total product sales, net	$237.2	$181.2	31%
Contract development and manufacturing (CDMO):
•Services	$2.7	$103.6	(97)%
•Leases	(4.5)	87.3	*
Total CDMO	(1.8)	190.9	*
Contracts and grants	7.3	25.4	(71)%
Total revenues	$242.7	$397.5	(39)%
* % change is greater than +/- 100%
Product Sales, net
Anthrax vaccines
For Q2 2022, revenues from Anthrax vaccines increased $44.1 million as compared to Q2 2021. The increase is largely driven by timing of deliveries to the U.S. government (USG), specifically the Strategic National Stockpile (SNS). The Company received an AV7909 contract modification in September 2021 valued at approximately $399.0 million to deliver additional AV7909 doses through March 2023.
Nasal naloxone products
For Q2 2022, revenues from nasal naloxone products decreased $4.6 million as compared to Q2 2021. The decrease was driven by a reduction in commercial retail sales following the launch of a generic in December 2021. This decrease was offset by strong growth in unit sales of branded NARCAN® (naloxone HCl) Nasal Spray to public interest customers in the U.S. and customers in Canada, as well as from sales of the authorized generic product licensed to Sandoz, which launched in December 2021.
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Other (4)
For Q2 2022, revenues from other product sales increased $16.5 million as compared to Q2 2021. The increase was primarily due to sales of two of the Company's Government/Medical Countermeasure (MCM) products: i) VIGIV [Vaccinia Immune Globulin Intravenous (Human)], driven by timing of deliveries to the SNS; and ii) BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)] , driven by timing of deliveries to international customers.
Contract Development and Manufacturing
CDMO Services
For Q2 2022, revenues from contract development and manufacturing services decreased $100.9 million as compared to Q2 2021. This decrease is largely due to lower combined revenues of $82.0 million from AstraZeneca and Janssen reflecting the impact of reduced production activities at the Bayview facility as a result of a cessation of manufacturing activities under the AstraZeneca contract which occurred in 2021, and a pause and eventual cessation of manufacturing activities under the Janssen contract which began in Q1 2022. Additionally for Q2 2022, the Company reversed $8.3 million of previously recognized revenue under the Janssen contract to align cumulative revenue recognized with cumulative cash collections. The decrease also reflects reduced production at the Camden facility in the quarter driven by additional investments in strengthening quality and compliance that restricted the Company’s ability to optimally utilize the existing capacity at the site. These declines in revenues were offset by an increase in contracted manufacturing activities at the Winnipeg facility.
CDMO Leases
For Q2 2022, revenues from contract development and manufacturing leases decreased $91.8 million as compared to Q2 2021. The decrease was primarily due to the completion of the Company's public-private partnership with BARDA in November 2021, which contributed $70.4 million in Q2 2021 and a $21.9 million decrease in lease revenues related to the Janssen contract. Included in the $21.9 million decrease, the Company reversed $5.0 million of previously recognized revenue under the Janssen contract to align cumulative revenue recognized with cumulative cash collections.
Contracts and Grants
For Q2 2022, revenues from contracts and grants decreased $18.1 million as compared to Q2 2021. The decrease is primarily due to lower revenue from BARDA as a result of the completion of the Center for Innovation and Advanced Development and Manufacturing (CIADM) agreement, which occurred in November 2021, as well as decreases in development activities associated with various other externally funded R&D projects, most notably the AV7909 program, which has now completed its clinical phase and for which a BLA is currently under review by the FDA with an anticipated goal date for completion in April 2023.
Operating Expenses

($ in millions)	Q2 2022	Q2 2021	% Change
Cost of product sales	$91.0	$81.2	12%
Cost of CDMO	78.8	146.6	(46)%
Research and development	49.8	48.9	2%
Selling, general and administrative	81.1	91.2	(11)%
Amortization of intangible assets	14.0	15.1	(7)%
Total operating expenses	$314.7	$383.0
Cost of Product Sales
For Q2 2022, cost of product sales increased $9.8 million as compared to Q2 2021. The increase is primarily due to the higher volume of product sales.
Cost of CDMO
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For Q2 2022, cost of CDMO decreased $67.8 million as compared to Q2 2021. The decrease is primarily due to reduced production activities across our CDMO network in Q2 2022 compared to Q2 2021 resulting in decreased raw materials consumption, as well as a $41.5 million inventory write-off in Q2 2021. These decreases were partially offset by increased costs at the Company's Winnipeg facility due to an increase in manufacturing activities and Camden facility due to additional investments in quality enhancement and improvement initiatives.
Research and Development
For Q2 2022, research and development expenses were consistent with Q2 2021 reflecting the Company's continued commitment to investment in important pipeline programs addressing additional public health preparedness and response areas of focus.
Selling, General and Administrative
For Q2 2022, selling, general and administrative expenses decreased $10.1 million due to reduced professional services and marketing costs partially offset by higher compensation costs.
Additional Financial Information
Segment Information
During Q1 2022, the Company began assessing its operating performance by focusing on two reportable segments: 1) a products segment (Products) consisting of the MCM and Commercial products business lines; and 2) a services segment (Services) consisting of the CDMO services business line. The Company evaluates the performance of these reportable segments based on revenue and adjusted gross margin. Segment revenue includes external customer sales but does not include inter-segment services. The Company does not allocate contracts and grants, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.

($ in millions)	Products			Services
	Three Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$237.2	$181.2	31%	$(1.8)	$190.9	*

Cost of sales	91.0	81.2	12%	78.8	146.6	(46)%
Less: Changes in fair value of contingent consideration	(1.3)	(0.6)	*	—	—	*
Adjusted cost of sales	$89.7	$80.6	11%	$78.8	$146.6	(46)%

Gross margin **	$146.2	$100.0	46%	$(80.6)	$44.3	*
Gross margin % **	62%	55%	700 bps	NM	23%

Adjusted gross margin ***	$147.5	$100.6	47%	$(80.6)	$44.3	*
Adjusted gross margin % ***	62%	56%	600 bps	NM	23%
* % change is greater than +/- 100%
** Gross margin is calculated as Revenues less cost of sales. Gross margin % is calculated as gross margin divided by Revenues.
*** Adjusted gross margin is calculated as Revenues less Adjusted cost of sales. Adjusted gross margin % is calculated as Adjusted gross margin divided by Revenues.
NM - Not Meaningful
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($ in millions)	Products			Services
	Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$474.3	$319.1	49%	$59.0	$374.7	(84)%

Cost of sales	171.3	133.8	28%	154.4	193.3	(20)%
Less: Changes in fair value of contingent consideration	(1.8)	(1.7)	6%	—	—	*
Adjusted cost of sales	$169.5	$132.1	28%	$154.4	$193.3	(20)%

Gross margin **	$303.0	$185.3	64%	$(95.4)	$181.4	*
Gross margin % **	64%	58%	600 bps	NM	48%

Adjusted gross margin ***	$304.8	$187.0	63%	$(95.4)	$181.4	*
Adjusted gross margin % ***	64%	59%	500 bps	NM	48%
* % change is greater than +/- 100%
** Gross margin is calculated as Revenues less cost of sales. Gross margin % is calculated as gross margin divided by Revenues.
*** Adjusted gross margin is calculated as Revenues less Adjusted cost of sales. Adjusted gross margin % is calculated as Adjusted gross margin divided by Revenues.
NM - Not Meaningful
For the three and six months ended June 30, 2022, Product gross margin increased $46.2 million and $117.7 million, respectively, as compared to the three and six months ended June 30, 2021. Product adjusted gross margin for the three and six months ended June 30, 2022 increased $45.5 million and $117.8 million, respectively, as compared to the three and six months ended June 30, 2021. The increases in Product gross margin and Product adjusted gross margin are primarily due to increased volumes and changes in product mix.
For the three months ended June 30, 2022, Services gross margin and Services adjusted gross margin decreased $124.9 million as compared to the three months ended June 30, 2021. For the six months ended June 30, 2022, Services gross margin and Services adjusted gross margin decreased $276.8 million as compared to the six months ended June 30, 2021. The decreases in 2022 are primarily due to the decline in revenue at the Bayview facility as a result of the completion of the Company's arrangement with BARDA, the pause in manufacturing activities for improvement and modifications, and an increase in professional services costs.
CDMO Metrics

	As of 6/30/2022	As of 3/31/2022	% Change
CDMO Customers (5)	70	71	(1)%

($ in millions)	In Q2 2022	In Q1 2022	% Change
CDMO New Business Secured (6)	$16.0	$33.7	(53)%
As of June 30, 2022, the number of CDMO customers declined by one versus the prior reported period of March 31, 2022. The mix of customers for the Company's CDMO services remains largely a combination of small and medium sized biopharmaceutical companies.
During the three months ended June 30, 2022, the Company secured new CDMO services business of $16.0 million. This new business was on behalf of existing customers for non-COVID related work on both new and existing projects and molecules.

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Capital Expenditures

($ in millions)	Q2 2022	Q2 2021	% Change
Gross capital expenditures	$32.1	$67.0	(52)%
Less: capital expenditures reimbursed	—	11.4	(100)%
Net capital expenditures	$32.1	$55.6	(42)%
Gross capital expenditures as a % of total revenues	13%	17%	(4)%
Net capital expenditures as a % of total revenues	13%	14%	(1)%
* % change is greater than +/- 100%
For the three months ended June 30, 2022, capital expenditures decreased largely due to less spending associated with the expansion project at the Company's Rockville facility, which has progressed to a less capital intensive phase. The Company anticipates completing this expansion project by year end 2022.
2022 FINANCIAL FORECAST(1)
The Company has resumed providing financial guidance for 2022 and announces the following update to its full year 2022 forecast.

METRIC ($ in millions)	Updated Range (as of 8/1/22)	Previous Range (as of 4/28/22)
Anthrax Vaccines	$280-$300	$280-$300
ACAM2000	$225-$250	$190-$210
Nasal Naloxone Products	$300-$340	$240-$310
Other Products + C&G	$235-$240	$200-$260
CDMO Revenues	$105-$125	N/A
Total Revenues	$1,150-$1,250	N/A
Adjusted Net Income (Loss)(2)	$(15)-$10	N/A
Adjusted EBITDA(2)	$80-$120	N/A
Gross Margin	41%-45%	N/A
N/A - Not Applicable
Assumptions
The Company's 2022 financial forecast takes into consideration the following assumptions.
2022 Product and Contract and Grant Revenues
•Anthrax vaccines revenues are expected to continue at similar levels to 2021 under the terms of the Company's existing contract with BARDA.
•ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) vaccine deliveries are expected to continue under the terms of the Company’s existing contract with the U.S. Department of Health and Human Services (HHS) at unit volume levels consistent with 2021 deliveries.
•Nasal naloxone products revenues reflect the formation of a generic market and comprise revenues from a combination of NARCAN Nasal Spray and the authorized generic of NARCAN Nasal Spray, a product licensed to Sandoz and launched in late 2021 and one in which the Company retains a financial interest.
•Other Products + Contracts and Grants revenues: 1) other products revenues reflect continued procurement of other products not highlighted on a standalone basis from various government customers under existing multi-year contracts; 2) contracts and grants revenues reflect continued funding of select development programs from various government and other non-dilutive sources.
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CDMO
•CDMO revenues are expected to re-baseline throughout the year as the Company transitions the business to a focus on non-COVID projects and on expanding its drug product capabilities as it progresses toward a higher level of capacity utilization principally at the Camden, Rockville and Winnipeg sites. CDMO revenues exclude further contribution from Janssen.
Other
•Pipeline progress is expected across the R&D portfolio with the advancement of the CHIKV VLP Phase 3 clinical trials, the FDA acceptance of the Company's BLA filing for AV7909, and anticipated advancements of a number of early-stage programs.
•Capital expenditures, net of reimbursement, are expected to be approximately 10% of total revenues at the midpoint, reflecting ongoing investments in capacity and capability expansions related to the CDMO business and the Company's R&D programs, and aligned with the average over the previous five-year period.
The updated forecasted ranges do not take into account the impact of the addition of TEMBEXA, the acquisition of which is expected to close in the third quarter of 2022.
Q3 2022 Total Revenues
The Company is also providing a forecast for Q3 2022 total revenues of $230 - $270 million.
FOOTNOTES
(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)," "Reconciliation of Net Income (Loss) to Adjusted EBITDA," and "Adjusted Revenues" for a definition of terms and the reconciliation tables.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with U.S. generally accepted accounting principles.
(4) Other can include a combination of sales of any of the following products: BAT, VIGIV, Anthrasil, raxibacumab, RSDL, Trobigard, Vivotif, and Vaxchora.
(5) CDMO Customer is defined as a client (commercial, government, NGO) for whom the Company has performed CDMO services where there is evidence of meeting all of the following criteria: i) completion of any billable project milestones in the preceding 24-month period, indicating ongoing work; ii) secured project work planned in the future, which has not yet been invoiced, capturing future work not yet indicated in the invoice record; and, iii) neither the Company nor the client having yet to formally terminate the last remaining project, thereby removing any client for whom work has fully concluded.
(6) CDMO New Business Secured is defined as initial value of contracts secured as well as incremental value of existing contracts modified within the indicated period.
CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, August 1, 2022, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Advanced registration is required to participate by phone.
Visit https://register.vevent.com/register/BIf66c9ca4b8a34754a22943c20e4a7e4d to register and receive an email with the dial-in number, passcode and registrant ID.

Live Webcast Information: Visit https://edge.media-server.com/mmc/p/6xug58g4 for the webcast.
A replay of the call can be accessed from the Investors page of the Company's website.
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ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. For over 20 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income (Loss), Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Gross Margin, Adjusted Product Gross Margin, Adjusted CDMO Gross Margin, Adjusted Revenues and Net Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)," "Reconciliation of Net Income (Loss) to Adjusted EBITDA," "Reconciliation of Gross Margin and Adjusted Gross Margin" and "Reconciliation of Net Research and Development Expenses" included at the end of this release.
The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
SAFE HARBOR STATEMENT
This earnings press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, certain future financial metrics and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all, and more specifically, statements regarding our 2022 anthrax vaccine revenues and the timing of expected deliveries of AV7909, 2022 ACAM2000 revenues and the timing of related deliveries, 2022 nasal naloxone product revenues and the impact of the generic market on NARCAN Nasal Spray and anticipated financial benefits from our financial interest in the authorized generic launched by Sandoz; 2022 other products and contracts and grants revenues and continued procurement of other products not highlighted on a standalone basis; the continuation of stable base revenues from certain multi-year MCM procurement contracts; the continued demand for naloxone products in the U.S. and Canada; the re-baselining of CDMO revenues in 2022 and the Company's focus on non-COVID projects and expansion of its drug product capabilities; pipeline progress across our R&D portfolio and ongoing advancement of the CHIKV VLP Phase 3 clinical trial; the status and timing of our BLA for AV7909; the anticipated closing of the acquisition of TEMBEXA® (brincidofovir) from Chimerix; the anticipated level of and benefits to be derived from future capital expenditures, including capacity expansion in our CDMO program and Bayview facility modifications; future CDMO business opportunities and long-term potential of the Services segment; other long-term growth potential or durability of our business; and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial
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condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.
Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this earnings press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the availability of U.S. government funding for contracts related to procurement of our medical countermeasures, including AV7909, BioThrax and ACAM2000, among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to continued quality and manufacturing compliance at our manufacturing facilities; the impact of a generic marketplace on NARCAN Nasal Spray and future NARCAN Nasal Spray sales; our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries; whether we will realize the full benefit of our investments in additional manufacturing and quality control systems; our ability to provide CDMO services for the development and/or manufacture of product candidates of our customers at required levels and on required timelines; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals; changes to U.S. government priorities for the strategic national stockpile; our ability to negotiate additional U.S. government procurement or follow-on contracts for our public health threat products that have expired or will be expiring; our ability to negotiate new CDMO contracts and the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our existing CDMO contracts; the outcomes associated with pending shareholder litigation and government investigations and their potential impact on our business; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and our 3.875% Senior Unsecured Notes due 2028; procurement by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the ongoing impact of the COVID-19 pandemic on our markets, operations and employees as well as those of our customers and suppliers; the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations burrowsr@ebsi.com (240) 413-1917	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com
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Emergent BioSolutions Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$358.1	$576.1
Restricted cash	0.2	0.2
Accounts receivable, net	175.0	274.7
Inventories, net	425.5	350.8
Prepaid expenses and other current assets	125.4	70.3
Total current assets	1,084.2	1,272.1

Property, plant and equipment, net	798.4	800.1
Intangible assets, net	576.6	604.6
Goodwill	224.9	224.9
Other assets	51.3	57.3
Total assets	$2,735.4	$2,959.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$106.2	$128.9
Accrued expenses	40.3	51.7
Accrued compensation	74.4	88.7
Debt, current portion	31.6	31.6
Other current liabilities	24.2	72.9
Total current liabilities	276.7	373.8

Debt, net of current portion	793.6	809.4
Deferred tax liability	93.4	94.9
Other liabilities	58.5	61.9
Total liabilities	$1,222.2	$1,340.0

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 55.5 and 55.1 shares issued; 49.9 and 51.3 shares outstanding, respectively	0.1	0.1
Treasury stock, at cost, 5.6 and 3.8 common shares, respectively	(227.7)	(152.2)
Additional paid-in capital	849.2	829.4
Accumulated other comprehensive loss, net	(6.1)	(16.1)
Retained earnings	897.7	957.8
Total stockholders' equity	1,513.2	1,619.0
Total liabilities and stockholders' equity	$2,735.4	$2,959.0
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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues:
Product sales, net	$237.2	$181.2	$474.3	$319.1
Contract development and manufacturing:
Services	2.7	103.6	54.5	171.2
Leases	(4.5)	87.3	4.5	203.5
Total contract development and manufacturing	(1.8)	190.9	59.0	374.7
Contracts and grants	7.3	25.4	16.9	46.7
Total revenues	242.7	397.5	550.2	740.5

Operating expenses:
Cost of product sales	91.0	81.2	171.3	133.8
Cost of contract development and manufacturing	78.8	146.6	154.4	193.3
Research and development	49.8	48.9	96.2	101.4
Selling, general and administrative	81.1	91.2	165.9	172.1
Amortization of intangible assets	14.0	15.1	28.0	30.0
Total operating expenses	314.7	383.0	615.8	630.6

Income (loss) from operations	(72.0)	14.5	(65.6)	109.9

Other income (expense):
Interest expense	(7.8)	(8.6)	(16.0)	(17.1)
Other, net	(3.0)	1.3	(5.0)	(0.4)
Total other income (expense), net	(10.8)	(7.3)	(21.0)	(17.5)

Income (loss) before income taxes	(82.8)	7.2	(86.6)	92.4
Income taxes	26.4	(2.6)	26.5	(18.1)
Net income (loss)	$(56.4)	$4.6	$(60.1)	$74.3

Net income (loss) per common share*
Basic	$(1.13)	$0.09	$(1.19)	$1.40
Diluted	$(1.13)	$0.09	$(1.19)	$1.37

Shares used in computing net income (loss) per common share
Basic	50.0	53.6	50.3	53.5
Diluted	50.0	54.0	50.3	54.3

* Any differences in the calculation of net income (loss) per common share is due to rounding.

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Six Months Ended June 30,
	2022	2021
Cash flows used in operating activities:
Net income (loss)	$(60.1)	$74.3
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share-based compensation expense	22.2	21.9
Depreciation and amortization	75.4	61.9
Change in fair value of contingent consideration, net	1.8	1.7
Amortization of deferred financing costs	2.0	2.0
Deferred income taxes	2.6	(3.2)
Other	2.2	2.0
Changes in operating assets and liabilities:
Accounts receivable	97.7	(34.7)
Inventories	(75.5)	(79.7)
Prepaid expenses and other assets	(19.4)	(2.4)
Accounts payable	(7.6)	8.0
Accrued expenses and other liabilities	(82.8)	(55.4)
Accrued compensation	(14.1)	(21.4)
Contract liabilities	2.7	0.4
Net cash used in operating activities:	(52.9)	(24.6)
Cash flows used in investing activities:
Purchases of property, plant and equipment	(64.3)	(123.1)
Net cash used in investing activities:	(64.3)	(123.1)
Cash flows used in financing activities:
Purchases of treasury stock	(81.9)	—
Principal payments on term loan facility	(16.9)	(11.3)
Principal payments on convertible senior notes	—	(10.6)
Proceeds from share-based compensation activity	3.0	10.0
Taxes paid for share-based compensation activity	(5.4)	(13.0)
Contingent consideration payments	—	(1.1)
Net cash used in financing activities:	(101.2)	(26.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.4	(0.1)
Net change in cash, cash equivalents and restricted cash	(218.0)	(173.8)
Cash, cash equivalents and restricted cash at beginning of period	576.3	621.5
Cash, cash equivalents and restricted cash at end of period	$358.3	$447.7

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Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (1)

($ in millions, except per share value)	Three Months Ended June 30,
	2022	2021	Source
Net income (loss)	$(56.4)	$4.6
Adjustments:
Non-cash amortization charges	14.9	16.1	Intangible Asset Amortization, Other Income
Changes in fair value of contingent consideration	1.3	0.6	Product COGS
Acquisition-related costs (transaction & integration)	0.8	0.1	SG&A
Tax effect	(3.4)	(3.4)
Total adjustments:	$13.6	$13.4
Adjusted net income (loss)	$(42.8)	$18.0
Adjusted net income (loss) per diluted share	$(0.86)	$0.33

($ in millions, except per share value)	Six Months Ended June 30,
	2022	2021	Source
Net income (loss)	$(60.1)	$74.3
Adjustments:
Non-cash amortization charges	30.0	32.1	Intangible Asset Amortization, Other Income
Changes in fair value of contingent consideration	1.8	1.7	Product COGS
Acquisition-related costs (transaction & integration)	1.2	0.3	SG&A
Tax effect	(6.6)	(6.8)
Total adjustments	$26.4	$27.3
Adjusted net income (loss)	$(33.7)	$101.6
Adjusted net income (loss) per diluted share	$(0.67)	$1.87

($ in millions)	Revised 2022 Full Year Forecast	Source
Net loss	$(69) - $(44)
Adjustments:
Non-cash amortization charges	61	Intangible Asset Amortization, Other Income
Changes in fair value of contingent consideration	3	COGS
Acquisition-related costs (transaction & integration)	3	SG&A
Tax effect	(13)
Total adjustments:	$54
Adjusted net income (loss)	$(15) - $10
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Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)

($ in millions)	Three Months Ended June 30,
	2022	2021
Net income (loss)	$(56.4)	$4.6
Adjustments:
Depreciation & amortization	44.5	33.2
Income taxes	(26.4)	2.6
Total interest expense, net	7.4	8.4
Changes in fair value of contingent consideration	1.3	0.6
Acquisition-related costs (transaction & integration)	0.8	0.1
Total adjustments	$27.6	$44.9
Adjusted EBITDA	$(28.8)	$49.5

($ in millions)	Six Months Ended June 30,
	2022	2021
Net income (loss)	$(60.1)	$74.3
Adjustments:
Depreciation & amortization	75.4	61.9
Income taxes	(26.5)	18.1
Total interest expense, net	15.4	16.7
Changes in fair value of contingent consideration	1.8	1.7
Acquisition-related costs (transaction & integration)	1.2	0.3
Total adjustments	$67.3	$98.7
Adjusted EBITDA	$7.2	$173.0

($ in millions)	Revised 2022 Full Year Forecast
Net loss	$(69) - $(44)
Adjustments:
Depreciation & amortization	145
Income taxes	(33) - (18)
Total interest expense, net	32
Changes in fair value of contingent consideration	3
Acquisition-related costs (transaction & integration)	2
Total adjustments	$149 - $164
Adjusted EBITDA	$80 - $120
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Reconciliation of Gross Margin and Adjusted Gross Margin (1)

($ in millions)	Three Months Ended June 30,
	2022	2021
Total revenues	$242.7	$397.5
Contracts and grants revenues	(7.3)	(25.4)
Adjusted revenues	235.4	372.1

Cost of product sales	91.0	81.2
Cost of contract development and manufacturing	78.8	146.6
Cost of product sales and cost of contract development and manufacturing services ("COGS")	169.8	227.8
Less: Changes in fair value of contingent consideration	1.3	0.6
Adjusted COGS	$168.5	$227.2

Gross margin (adjusted revenues minus COGS)	$65.6	$144.3
Gross margin % (gross margin divided by adjusted revenues)	28%	39%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$66.9	$144.9
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	28%	39%

	Six Months Ended June 30,
($ in millions)	2022	2021
Total revenues	$550.2	$740.5
Contract and grants revenues	(16.9)	(46.7)
Adjusted revenues	533.3	693.8

Cost of product sales	171.3	133.8
Cost of contract development and manufacturing	154.4	193.3
Cost of product sales and cost of contract development and manufacturing services ("COGS")	325.7	327.1
Less: Changes in fair value of contingent consideration	1.8	1.7
Adjusted COGS	$323.9	$325.4

Gross margin (adjusted revenues minus COGS)	$207.6	$366.7
Gross margin % (gross margin divided by adjusted revenues)	39%	53%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$209.4	$368.4
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	39%	53%
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Reconciliation of Net Research and Development Expenses (1)

($ in millions)	Three Months Ended June 30,
	2022	2021
Research and development expenses	$49.8	$48.9
Adjustments:
Contracts and grants revenue	(7.3)	(25.4)
Net research and development expenses	$42.5	$23.5
Adjusted revenue (Total revenues less contracts and grants revenue)	$235.4	$372.1
Net R&D as % of adjusted revenue (Net R&D margin)	18%	6%

($ in millions)	Six Months Ended June 30,
	2022	2021
Research and development expenses	$96.2	$101.4
Adjustments:
Contracts and grants revenue	(16.9)	(46.7)
Net research and development expenses	$79.3	$54.7
Adjusted revenue (Total revenues less contracts and grants revenue)	$533.3	$693.8
Net R&D as % of adjusted revenue (Net R&D margin)	15%	8%

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